                                                                   EXHIBIT 10.10
                                LOAN AGREEMENT



THIS LOAN AGREEMENT is entered into as of October 14, 1997 (this "Loan Agreement") between METAWAVE COMMUNICATIONS CORPORATION, a Delaware corporation (herein called "Borrower"), and IMPERIAL BANK (herein called "Bank").

     1.   COMMITMENT.

          A. FACILITY-A COMMITMENT. Subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Bank hereby agrees to make loans (each a "Facility-A Loan") to Borrower, from time to time and in such amounts as Borrower shall request pursuant to this SECTION 1.A., up to an aggregate principal amount outstanding under the Facility-A Loan Account (as hereinafter defined) not to exceed the least of: (a) Eighty percent (80%) of Eligible Accounts (the "Borrowing Base") or (b) $5,000,000.00 (the "Facility-A Commitment"). If at any time or for any reason, the outstanding principal amount of the Facility-A Loan Account is greater than the least of: (x) the Borrowing Base or (y) the Facility-A Commitment, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Loan Agreement, to make Facility-A Loans shall expire on the Facility-A Maturity Date (as hereinafter defined), subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. Provided that no Event of Default (as hereinafter defined) has occurred and is continuing, all or any portion of the Facility-A Loans advanced by Bank which are repaid by Borrower shall be available for reborrowing in accordance with the terms hereof. Borrower promises to pay to Bank the entire outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Facility-A Loan Account on October 14, 1999 ("Facility-A Maturity Date").

               (1) FACILITY-A LOANS. The amount of each Facility-A Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank for the Facility-A Commitment (herein called the "Facility-A Loan Account") and Bank shall credit the Facility-A Loan Account with all loan repayments in respect thereof made by Borrower. When Borrower desires to obtain a Facility-A Loan, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with SECTION 2 hereof, to be received no later than 3:00 p.m. Pacific time one (1) Banking Day (as hereinafter defined) before the day on which the Facility-A Loan is to be made. Facility-A Loans may only be used for working capital purposes and the issuance of letters of credits.

                    (a) LETTER OF CREDIT USAGE AND SUBLIMIT. Subject to the availability of the Facility-A Commitment and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Banking Day immediately prior to the Facility-A Maturity Date, Bank shall issue for the account of Borrower such standby and commercial letters of credit ("Letters of Credit") as Borrower may request, which request shall be made by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed $3,000,000.00 and (ii) shall be deemed to constitute Facility-A Loans for the purpose of calculating availability under the Facility-A Commitment. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Letter of Credit and Bank shall have agreed in writing, no Letter of Credit shall have an expiration date that is later than the Facility-A Maturity Date. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's application and letter of credit agreement, in the form of EXHIBIT B attached hereto and incorporated herein by this reference. Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Letters of Credit for Borrower.

               (2) LIMITATION ON ADVANCE OF ANY FACILITY-A LOAN. Notwithstanding any of the provisions contained in SECTION 1.A hereof, prior to any advance of a Facility-A Loan, a representative of Bank shall have conducted an audit of Borrower's books and records relating to the Collateral and made extracts therefrom, and arranged for verification of the Accounts, directly with the account debtors or otherwise, all with results reasonably satisfactory to Bank, the cost of such audit of which shall be at Borrower's sole expense. Based on Bank's review of such audit, and prior to the advance of a

[***] CERTAIN INFORMATION ON THIS PAGE(S) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Facility-A Loan in accordance with the terms of SECTION 1.A hereof, Bank may adjust the Borrowing Base percentage, in its sole and reasonable discretion, as provided for under SECTION 9.B. hereof.

               (3) NON-FORMULA AVAILABILITY. Provided that no Event of Default has occurred and is continuing, and subject to the availability of the Facility-A Commitment and in reliance on the representations and warranties of Borrower set forth herein, at any time from the date hereof through April 30, 1998, Bank hereby agrees to make Facility-A Loans to Borrower in such amounts as Borrower shall request pursuant to this SECTION 1.A.(3), in an aggregate principal amount not to exceed $2,500,000.00 (the "Non-Formula Availability"); provided, however, that the outstanding amounts under this Non-Formula Availability shall be deemed to constitute Facility-A Loans for the purpose of calculating availability under the Facility-A Commitment.

               (4) INTEREST PAYMENTS ON FACILITY-A LOANS. Borrower further promises to pay to Bank from the date of the advance of the initial Facility-A Loan through the Facility-A Maturity Date, on or before the tenth (10th) day of each month, interest on the average daily unpaid balance of the Facility-A Loan Account during the immediately preceding month at a rate of interest equal to the rate of interest per annum which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Facility-A Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

     2. LOAN REQUESTS. Requests for Loans hereunder shall be in writing duly executed by Borrower in the form of EXHIBIT C attached hereto and incorporated herein by this reference and shall contain a certification setting forth the matters referred to in SECTION 1, which shall disclose that Borrower is entitled to the amount and type of Loan being requested. Bank is hereby authorized to charge Borrower's deposit account with Bank for all principal and interest due Bank under this Loan Agreement.

     3. DELIVERY OF PAYMENTS. Payment to Bank of all amounts due hereunder shall be made at its Santa Clara Valley Regional office, or at such other place as may be designated in writing by Bank from time to time. If any payment date fall on a day that is not a day that Bank is open for the transaction of business ("Banking Day"), the payment due date shall be extended to the next Banking Day.

     4. LATE CHARGE. If any interest payment, principal payment or principal balance payment required hereunder is not received by Bank on or before ten (10) days from the date in which such payment becomes due, Borrower shall pay to Bank, a late charge equal to the lesser of (a) five percent (5.0%) of the amount of such unpaid payment, in addition to said unpaid payment or (b) the maximum amount permitted to be charged by applicable law, until remitted to Bank; provided; however, nothing contained in this SECTION 4, shall be construed as any obligation on the part of Bank to accept payment of any past due payment or less than the total unpaid principal balance of the Facility-A Loan Account following the FacilityA Maturity Date. All payments shall be applied first to any late charges due hereunder, next to accrued interest then payable and the remainder, if any, to reduce any unpaid principal due under the Facility-A Loan Account.

     5. DEFAULT INTEREST. From and after the Facility-A Maturity Date, or such earlier date as all sums owing under the Facility-A Loan Account becomes due and payable by acceleration or otherwise, or upon the occurrence of an Event of Default, at the option of Bank all sums owing under the Facility-A Loan Account shall bear interest until paid in full at a rate equal to the lesser of
(a) five percent (5.0%) per annum in excess of the then applicable interest rate provided for in SECTION 1.A.(3) hereof or (b) the maximum amount permitted to be charged by applicable law, until all obligations hereunder are repaid in full or the Event of Default is waived or cured to the satisfaction of Bank, as applicable.

     6. DEFINITIONS. As used in this Loan Agreement and unless otherwise defined herein, all initially capitalized terms shall have the meanings set forth on EXHIBIT A attached hereto and incorporated herein by this reference.

     7.   REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to
Bank: (a) That Borrower is a corporation, duly organized and existing in the State of its incorporation and the execution, delivery and performance of each of the Loan Documents are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; (b) Borrower is, and at the time the Collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, and at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein and to Permitted Liens; (c) Each Account is, and at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (d) That there are and will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts from time to time represented by Borrower to be Eligible Accounts, except as permitted in the definition thereof; (e) Any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is and will be true and correct in all material respects; (f) There is no material litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority; (g) (i) The consolidated balance sheets of Borrower dated as of September, 1997, and the related consolidated profit and loss statements for the fiscal year then ended, copies of which have heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with Borrower's request for credit are true and correct, and said balance sheet and profit and loss statement accurately present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with GAAP, (ii) since such date, there have been no material adverse changes in the financial condition of Borrower, and (iii) Borrower has no knowledge of any material liabilities, contingent or otherwise, which are not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a Material Adverse Effect upon its financial condition, operations or business as now conducted; (h) Borrower has no material liability for any delinquent local, state or federal taxes, and, if Borrower has contracted with any government agency, it has no liability for renegotiation of profits; and (i) to the best of its knowledge, Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents, patent rights and license rights of others.

     8. NEGATIVE COVENANTS. Borrower agrees that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, neither Borrower, nor any of its subsidiaries ("Subsidiaries") will, without the prior written consent of Bank, which will not be unreasonably withheld:

          A. Make any substantial change in the character of its business as now conducted;

          B. Create, incur, assume or permit to exist any Indebtedness other than loans from Bank except obligations now existing as shown in the financial statements referenced in SECTION 7.(G)(I), excluding those being refinanced by Bank, Subordinated Debt and Permitted Indebtedness; or sell or transfer, either with or without recourse, any accounts or notes receivable or any monies due or to become due;

          C. Create, incur, assume or permit to exist any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than Permitted Liens and liens in favor of Bank;

          D. Sell, dispose of or grant a security interest in any of the Collateral other than to Bank (other than the disposing of such Collateral in the ordinary and normal course of its business as now conducted, such Collateral which is disposed in connection with the sale of Network Services Division or other assets which are obsolete or otherwise considered surplus), or execute any financing statements covering the Collateral in favor of any secured party or Person other than Bank;

          E. Sell, transfer, assign, mortgage, pledge, license (except in the ordinary and normal course of its business as it is now conducted), lease, grant a security interest in, or otherwise encumber any of its Intellectual Property;

          F. Make any loans or advances to any Person or other entity other than in the ordinary and normal course of its business as now conducted (provided that such loans or advances are not made to any Person or entity which is controlled by or under common control with Borrower);

          G. Purchase or otherwise acquire all or substantially all of the assets or business of any Person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefore; or, except in the ordinary and normal course of its business as now conducted, sell (including, without limitation, the selling of any property or other asset accompanied by the leasing back of the same) any assets including any fixed assets, any property, or other assets necessary for the continuance of its business as now conducted; and

          H. Declare or pay any dividend or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock other than in dividends or distributions payable in Borrower's or any such Subsidiary's capital stock, except for the repurchase of Borrower's capital stock from officers, directors, employees or consultants of Borrower upon termination of their employment with or rendering of services to Borrower.

     9. AFFIRMATIVE COVENANTS. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, it will:

          A. Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein;

          B. Notwithstanding the provisions contained in SECTION 1.A.(2) hereof, permit representatives of Bank to conduct annual audits of Borrower's books and records relating to the Collateral and make extracts therefrom, with results satisfactory to Bank, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business, and to the extent possible to arrange for verification of the Accounts directly with the account debtors obligated thereon or otherwise, all under reasonable procedures acceptable to Bank and at Borrower's sole expense. Borrower hereby acknowledges and agrees that upon completion of any such audit, including any such audit conducted in accordance with the provisions of SECTION 1.A.(2) hereof, Bank shall have the right to adjust the Borrowing Base percentage based on its review of the results of such Collateral audit, if in its reasonable discretion the Accounts have a lower likelihood of collection than Bank previously believed prior to such Collateral audit;

          C. Promptly notify Bank of any attachment or other material legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other Persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto;

          D. Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other expense incurred in collecting any sums payable by Borrower under the Facility-A Loan Account or any other obligation secured hereby, enforcing any term or provision of this Loan Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto;

          E. Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept;

          F. Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require (to the extent customarily maintained by businesses similar to Borrower) and with loss payable to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon, to the extent necessary to repay any indebtedness owed to Bank, shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank;

          G. In the event the unpaid balance of the Facility-A Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under SECTION 1 hereof, as applicable, Borrower shall immediately pay to Bank for credit to the Facility-A Loan Account the amount of such excess;

          H. Maintain and preserve all rights, franchises and other authority adequate and necessary for the conduct of its business and maintain and preserve its existence in the State of its incorporation and any other state(s) in which Borrower conducts its business, except with respect to such other state(s), as the failure to do so would not have a Material Adverse Effect;

          I. Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to Bank, and certificates naming Bank as a loss payee;

          J. Pay and discharge, before the same becomes delinquent and penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as: (1) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect or the loss of any right of redemption from any sale thereunder; and (2) it shall have set aside on its books reserves (segregated to the extent required by GAAP);

          K. Maintain a standard and modern system of accounting in accordance with GAAP on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times; provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business;

          L. Maintain its properties, equipment and facilities in good order and repair;

          M. Prior to allowing any of Borrower's raw materials, work in process, finished goods inventory and property, plant and equipment to be transported to or be held at any contract manufacturer, warehouse or other location (other than with bona fide distributors and retail accounts), Borrower shall provide notice to Bank and Borrower shall have complied with such filing and notice requirements as shall, in Bank's opinion, assure Borrower's and Bank's priority in such property over creditors of such contract manufacturer, warehouseman or operator of such other location, including, without limitation, making filings under California Commercial Code (S)2326, providing notice under California Commercial Code (S)9114 and making filings and publications as required under California Civil Code (S)3440.1 and (S)3440.5 All such filings, notices and publications shall be in form and substance satisfactory to Bank.

     10. FINANCIAL COVENANTS AND INFORMATION. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with GAAP as used in the United States of America applied on a basis consistent with previous years. Compliance with the financial covenants shall be calculated and monitored on a monthly basis, except as shall be expressly stated to the contrary. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or any commitment is outstanding hereunder, it will, on a consolidated basis:

          A. At all times, maintain a Minimum Tangible Net Worth (meaning all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, less all liabilities, plus Subordinated Debt) of not less than $6,000,000.00.

          B. At all times maintain a Maximum Ratio of Total Liabilities (meaning all liabilities, excluding Subordinated Debt) to Tangible Net Worth (as defined in SECTION 10.A. hereof) not to exceed 1.50:1.00;

          C. At all times maintain a Minimum Quick Ratio (meaning all cash plus Accounts divided by current liabilities) of not less than 1.00:1.00;

          D. As soon as it is available, but not later than twenty-five (25) days after and as of the end of each month, deliver to Bank an internally-prepared financial statement consisting of a balance sheet and profit and loss statement, in form satisfactory to Bank, and a Compliance Certificate in the form of EXHIBIT D attached hereto and incorporated herein by this reference, certified by an officer of Borrower;

          E.   As soon as it is available, but not later than one hundred twenty
(120) days after the end of Borrower's fiscal year, deliver to Bank unqualified copies of Borrower's consolidated financial statements together with changes in financial position audited by an independent certified public accountant selected by Borrower but acceptable to Bank;

          F. So long as the Facility-A Commitment shall be outstanding or any amounts remain outstanding and unpaid under the Facility-A Loan Account, as soon as it is available, but not later than twenty-five (25) days after and as of the end of each month, deliver to Bank, in such form and detail as Bank may require, statements showing aging of the Accounts and Borrower's accounts payable, together with a Borrowing Base Certificate in the form of EXHIBIT E attached hereto and incorporated herein by this reference, certified by an officer of Borrower. Notwithstanding the foregoing, as a condition to any request for a FacilityA Loan, Borrower shall have delivered to Bank said aging statements as well as a Borrowing Base Certificate covering the most recent month then ended prior to the date of Borrower's request for an advance for a FacilityA Loan;

          G. Upon the reasonable request of Bank, deliver to Bank current budgets, sales projections, operating plans and other financial exhibits and information in form and substance satisfactory to Bank; and

          H. Upon any officer becoming aware, deliver immediately to Bank written notice of any pending or threatened litigation claiming, or reasonably likely to result in, damages against Borrower in an amount in excess of $150,000.00.

     11. LOAN FEE. Borrower has paid, and Bank hereby acknowledges receipt of a loan fee in the amount of Twenty-five Thousand Dollars ($25,000.00).

     12. DEFAULT AND REMEDIES. The occurrence of any one or more of the following shall constitute an "Event of Default": (a) Default be made in the payment of any obligation by Borrower under any Loan Document; (b) Except for any failure to pay as described in clause (a) above, material breach be made in any warranty, statement, promise, term or condition, contained herein or in any other Loan Document and the same shall not have been cured to the satisfaction of Bank within fifteen (15) days after Borrower shall have become aware thereof, whether by written notice from Bank, or otherwise, (except that no cure period shall exist for breaches in respect of Borrower's obligations under SECTION 8, SUBSECTIONS 9.A., 9.B., 9.C., 9.F., 9.G. and 9.H., SUBSECTIONS 10.A., 10.B. and 10.C. of this Loan Agreement, and SECTIONS 1 and 2 of the General Security Agreement and a cure period of five (5) days shall exist for SUBSECTIONS 9.I., 10.D., 10.E. and 10.F.); (c) Any statement, warranty or representation made by Borrower at any time proves materially false; (d) Borrower defaults in the repayment of any principal of or the payment of any interest on any indebtedness exceeding in the aggregate principal amount $100K or breaches or violates any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of such indebtedness pursuant to which amounts outstanding in the aggregate exceed $2.0M if the effect of such breach is to permit the acceleration of such indebtedness, whether or not waived by the note holder or obligee, and such failure shall not have been cured to Bank's satisfaction within fifteen (15) calendar days after Borrower shall become aware thereof, whether by written notice from Bank or otherwise, or there has in fact been an acceleration of such indebtedness; (e) Borrower becomes insolvent or makes an assignment for the benefit of creditors; (f) Any proceeding be commenced by Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute or, any such a proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Loans will be made prior to the dismissal of such proceeding); (g) Any money judgment, writ of attachment, garnishment, execution or other legal process be entered against Borrower or issued against any material property of Borrower which is not fully covered by insurance (subject to reasonable deductibles) and remains unvacated, unbonded, unstayed or unpaid or undischarged for more than fifteen (15) days (whether or not consecutive) or in any event later than five
(5) days prior to the date of any proposed sale thereunder, or if any assessment for taxes against Borrower other than against any of its real property, is made by the Federal or State government or any department thereof; or (h) Any change in Borrower's financial condition, prospects or operations which has a Material Adverse Effect. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (i) Terminate its obligation to make loans to Borrower as provided in SECTION 1 hereof; (ii) Declare all sums secured hereby immediately due and payable; (iii) Immediately take possession of the Collateral wherever it may be found, using all legally permissible means to do so, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and

Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (iv) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (v) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (vi) Retain the Collateral in full satisfaction of the obligations secured thereby to the extent permitted under the Uniform Commercial Code; (vii) Exercise any remedies of a secured party under the Uniform Commercial Code; or (viii) Immediately record the IP Security Agreement with the United States Patent and Trademark Office, the Register of Copyrights and/or the UCC Division of the California Secretary of State, to perfect Bank's security interests created and assignment granted in the Intellectual Property thereunder. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of the Collateral to pay all obligations secured by this Loan Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

     13. RECORDS RETENTION. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four (4) months from the time such items are delivered to Bank.

     14. ATTORNEYS' FEES. Borrower agrees to reimburse Bank for its reasonable attorneys' fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Loan Documents.

     15.  GOVERNING LAW; JUDICIAL REFERENCE.

          A. GOVERNING LAW. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

          B.   JUDICIAL REFERENCE.

               (1) Other than (a) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (b) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Loan Agreement or the other Loan Documents, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Loan Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Loan Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property, if any, is located or Santa Clara County, if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his/her representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP (S) 170.6. The referee shall (x) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (y) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgement shall be entered pursuant to CCP (S) 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Loan Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

               (2) Except as expressly set forth in this Loan Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

               (3) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

               (4) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, (S) 1280 through (S) 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

     16.  MISCELLANEOUS PROVISIONS.

          A. Borrower agrees that it will review the products and services offered by Bank and use its best efforts to establish its primary banking accounts with Bank, provided, that the products and services offered by Bank are satisfactory to Borrower.

          B. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

          C. No failure or delay on the part of Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

          D. All rights and remedies existing under this Loan Agreement or any other Loan Document are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          E. All headings and captions in this Loan Agreement and any related documents are for convenience only and shall not have any substantive effect.

          F. This Loan Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Bank.

BANK:                                    BORROWER:

IMPERIAL BANK                            METAWAVE COMMUNICATIONS CORPORATION,
                                                       A DELAWARE CORPORATION

By:  /s/ James E. Ellison                /s/ Vito Palermo
   --------------------------------      -------------------------------------
   Senior Vice President/Manager         Chief Financial Officer and Secretary



LIST OF EXHIBITS AND SCHEDULES
------------------------------

EXHIBIT A:  Definitions
 SCHEDULE 1 TO EXHIBIT A:  List of Specific Permitted Indebtedness
 SCHEDULE 2 TO EXHIBIT A:  List of Specific Permitted Liens

EXHIBIT B:  Form of Application and Letter of Credit Agreement

EXHIBIT C:  Loan Request Form

EXHIBIT D:  Compliance Certificate

EXHIBIT E:  Borrowing Base Certificate

________________________________________________________________________________

________________________________________________________________________________

                                   EXHIBIT A

                                  DEFINITIONS


     "ACCOUNTS" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

     "CAPITAL LEASE" means, as to any Person, any lease of any Property by such Person as lessee that is, or should be in accordance with Financing Accounting Standards Board Statement No. 13, classified and accounted for as a "capital lease" on the balance sheet of such Person prepared in accordance with GAAP.

     "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     "COLLATERAL" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest hereunder (including, without limitation, the Accounts), or pursuant to the terms of the General Security Agreement, the Intellectual Property Security Agreement (upon its recordation in accordance with SECTION 12(VIII) hereof) or otherwise.

     "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), comade or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, capital stock purchases, capital contributions or otherwise), or to maintain the solvency of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the nondelivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

     "ELIGIBLE ACCOUNTS" means such of Borrower's Accounts as Bank in its sole reasonable discretion shall determine are eligible from time to time; provided, however, that in no event shall Eligible Accounts include the following:

          (1) all domestic and pre-approved international (foreign) Accounts under which payment is not received within the earlier of (a) 90 days from the applicable invoice date and (b) 60 days from the applicable payment due date;

          (2) all Accounts against which the account debtor or any other Person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Accounts;

          (3) any Accounts if the account debtor or any other Person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower;

          (4) Accounts with respect to which the account debtor is an officer, director, shareholder, employee or Subsidiary;

          (5) Accounts due from an account debtor if more than twenty-five percent (25%) of the aggregate amount of Accounts of such account debtor have at that time remained unpaid for more than the earlier of (a) ninety
     (90) days from the applicable invoice date and (b) sixty (60) days from the applicable payment due date;

          (6) Accounts with respect to international (foreign) transactions unless (a) such Accounts are insured or covered by a letter of credit in a manner and form acceptable to the Bank, (b) the account debtors of such Accounts are foreign companies with sales greater than Five Hundred Million Dollars ($500,000,000) per year, or (c) Bank shall have otherwise permitted in writing in its sole and absolute direction;

          (7)  salesperson's accounts for promotional purposes;

          (8) the amount by which the aggregate of all Accounts of an account debtor exceeds thirty-five percent (35%) of the total accounts receivable balance;

          (9) Accounts where the account debtor is a seller to borrower, to the extent that a potential offset exists; and

          (10) Accounts where the account debtor is a federal governmental entity, federal agency or instrumentality thereof.

     "EVENT OF DEFAULT" has the meaning set forth in SECTION 12.

     "FACILITY-A MATURITY DATE" has the meaning set forth in SECTION 1.A.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "GENERAL SECURITY AGREEMENT" means that certain General Security Agreement (Tangible and Intangible Personal Property) dated of even date herewith, made by Borrower in favor of Bank.

     "INDEBTEDNESS" means, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, including, without limitation, all of such indebtedness outstanding under this Loan Agreement and any of the other Loan Documents, (b) all Capital Lease Obligations of such Person, (c) to the extent of the outstanding indebtedness thereunder, any obligation of such Person representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (other than (i) trade or other accounts payable in the ordinary course of business in accordance with customary industry terms and
(ii) deferred franchise fees), (e) all Contingent Obligations, (f) any obligation of such Person of the nature described in clauses (a), (b), (c), (d) or (e) above, that is secured by a Lien on assets of such Person and which is nonrecourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (g) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made, and (i) any lease having the effect of indebtedness, whether or not the same shall be treated as such on the balance sheet of Borrower under GAAP.

     "IP SECURITY AGREEMENT" means that certain Collateral Assignment, Patent Mortgage and Security Agreement executed in blank by Borrower in favor of Bank to be filed by Bank in accordance with SECTION 12(VIII) hereof.

     "INTELLECTUAL PROPERTY" means collectively, all of Borrower's intellectual property, including, without limitation, the following:

          (1) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (collectively, the "Copyrights");

          (2) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products;
          (3)  Any and all design rights which may be available to Borrower;
          (4) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the "Patents");
          (5) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");
          (6) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;
          (7) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;
          (8) All amendments, renewals and extensions of any of the Copyrights, Patents or Trademarks; and
          (9) All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.
     "LIEN" means any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

     "LOAN DOCUMENTS" means this Loan Agreement, the General Security Agreement and that certain Agreement to Provide Insurance (Real or Personal Property) dated of even date herewith, each as executed by Borrower in favor of Bank, together with all other documents entered into or delivered pursuant to any of the foregoing (including, without limitation, the IP Security Agreement upon its recordation in accordance with SECTION 12(VIII) hereof), in each case as originally executed or as the same may from time to time be modified, amended, supplemented or restated.

     "LOANS"  means the Facility-A Loans advanced pursuant to SECTION 1.

     "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of any material provision of any Loan Document,
(b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower, (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower, to perform its material Obligations, (d) materially impairs or could reasonably be expected to materially impair the value or priority of Bank's security interest in any Collateral or (e) materially impairs or could reasonably be expected to materially impair the ability of Bank to enforce any of its legal remedies pursuant to the Loan Documents.

     "PERMITTED INDEBTEDNESS" means the following:

          (1) indebtedness of Borrower or Indebtedness and Contingent Obligations of its Subsidiaries in favor of Bank arising under this Loan Agreement and the other Loan Documents;

          (2)  the existing Indebtedness and Contingent Obligations disclosed on
     SCHEDULE 1 attached hereto and incorporated herein by this reference; provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower or any of its Subsidiaries;

          (3)  the Subordinated Debt;

          (4) extensions, renewals or refinancings of Indebtedness permitted under this Loan Agreement, other than clause (3) immediately above;

          (5)  accrued dividends on the preferred stock of Borrower;

          (6)  interest rate and currency hedging agreements;

          (7) guaranties of any Subsidiary's suppliers in connection with the purchase of supplies in the ordinary course of business;

          (8) guaranties of lease obligations incurred in the ordinary course of business and to the extent otherwise permitted hereunder;

          (9)  Contingent Obligations constituting Permitted Liens; and

          (10) the indebtedness referred to in clause (3)(a) of the definition of Permitted Liens.
     "PERMITTED LIENS" means the following:

          (1) liens and security interests existing as of this date and disclosed in SCHEDULE 2 attached hereto and incorporated herein by this reference;
          (2) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;
          (3) liens and security interests (a) upon or in any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment and in an amount not greater than the purchase price thereof or
(b) existing on such equipment at the time of its acquisition, provided that the lien and security interest is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;
          (4) liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and any interest or title of a lessor or licensor under any lease or license, as applicable;
          (5) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties;
          (6) liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws;
          (7) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;
          (8) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of Borrower's business;
          (9) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
          (10) liens that are not prior to Bank's security interest which constitute rights of set-off of a customary nature;
          (11) any interest or title of a lessor in equipment subject to any Capitalized Lease otherwise permitted hereunder; and
          (12) any liens arising from the filing of any financing statements relating to true leases otherwise permitted hereunder.
     "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

     "SUBORDINATED DEBT" means indebtedness of Borrower, the repayment of principal of which is fully subordinated in time and right of payment to the Loans, and has been approved in Bank's sole and absolute discretion and in writing.

                            SCHEDULE 1 TO EXHIBIT A

                        SPECIFIC PERMITTED INDEBTEDNESS

                            SCHEDULE 2 TO EXHIBIT A

                           SPECIFIC PERMITTED LIENS

                                   EXHIBIT B

              FORM OF APPLICATION AND LETTER OF CREDIT AGREEMENT

                     [TO BE PROVIDED AND ATTACHED BY BANK]

                                   EXHIBIT C

                               LOAN REQUEST FORM

                     [TO BE PROVIDED AND ATTACHED BY BANK]

                                   EXHIBIT D

                            COMPLIANCE CERTIFICATE


The consolidated financial statements dated as of __________________________ of METAWAVE COMMUNICATIONS CORPORATION, a Delaware corporation ("Borrower") attached hereto and submitted to IMPERIAL BANK ("Bank") pursuant to that certain Loan Agreement dated as of October __, 1997, entered into between Borrower and Bank (the "Loan Agreement"), are in compliance with all financial covenants (unless otherwise noted below) as specified in SECTION 10 therein, as follows:

     COVENANT:                                               ACTUAL:

     A.   Minimum Tangible Net Worth of:
          -----------------------------
                                                                   $6,000,000.00

     B.   Maximum Liabilities to Tangible Net Worth Ratio:
          -----------------------------------
          1.50 : 1.00                                        ___________________

     C.   Minimum Quick Ratio:
          -------------------
          1.00 : 1.00                                        ___________________

Exceptions: (if none, so state):



The undersigned authorized officer of Borrower hereby certifies that Borrower is in complete compliance with the terms and conditions of the Loan Agreement for the period ending _____________________, ____, and as of the date of this Compliance Certificate the representations and warranties stated therein are true, accurate and complete as of the date hereof (except as to those representations and warranties which specifically reference a particular date and except as noted above).

The undersigned further certifies that s/he knows of no pending conditions which may cause an Event of Default (as defined in the Loan Agreement) to exist in the next thirty (30) days. The required support documents for this certification are attached and prepared in accordance with GAAP consistently applied.


Date:____________________                 METAWAVE COMMUNICATIONS CORPORATION,
                                          a Delaware corporation

                                   EXHIBIT E

                           BORROWING BASE CERTIFICATE



                     (To be provided and attached by Bank)

Imperial Bank Exhibit 10.10

5330 Carillon Point
Kirkland, WA  98033
(425) 832-1233
(425) 576-2810

     February 11, 2000

     VIA FACSIMILE AND US MAIL
     -------------------------

     METAWAVE COMMUNICATIONS CORPORATION
     8700 148th AVENUE NE
     REDMOND, WA  98052

     Re:  LOAN EXTENSION
          Borrower Name:  METAWAVE COMMUNICATIONS CORPORATION
          Loan Number:  736000021
          Note Number:  3

Gentlemen:

Imperial Bank has approved an extension of Facility-A Maturity Date to March 14, 2000 from its current maturity as evidenced by that certain Loan Agreement dated October 14, 1997.

Except as modified and extended hereby, the existing loan documentation as amended concerning your obligation remains in full force and effect.

Very truly yours,

/s/ Christopher Fenner

Christopher Fenner
Vice President

March 23, 2000



John Schaller
Corporate Controller
Metawave Communications Corp
10735 Willows Rd NE
Redmond, Washington  98052

Dear John:

This letter sets forth a commitment from Imperial Bank ("Bank") to provide Metawave Communications Corp ("Borrower") the credit described below. The credit facility will be subject to the terms and conditions of the Bank's definitive loan documents which will include (but not be limited to) the following in detail:

I.    CREDIT FACILITY

      A $10,000,000 Revolving Line of Credit ("Line") to support working capital with a $2,500,000 sublimit for issuance of Trade-Related Commercial and Standby Letters of Credit ("Letters of Credit").

II.   MATURITY

      364 days from completion of definitive loan documents.

III.  TERMS

      Interest will be payable monthly with principal due at Maturity.

IV.   COLLATERAL

      Bank to have a blanket first priority security interest perfected by UCC filings and related Security Agreements on all assets of Borrower including all present and future inventory, chattel paper, accounts, contract rights, unencumbered equipment, general intangibles, and fixtures and the product thereof, including specific filings on the Company's intellectual property with the US Patent and Trademark Office and the US Copyright Office.

V.    GUARANTORS

      Before Borrower may loan any amounts to or enter into any guaranties of amounts owing by its Taiwanese subsidiary as otherwise permitted hereunder, Borrower shall provide a subsidiary guarantee from such Taiwanese subsidiary in form acceptable to Bank.

VI.   BORROWING FORMULA

      Advances will be limited to the lesser of: (i) 80% of Eligible Accounts or
      (ii) the amount available under the Line. Notwithstanding, non-formula based non-cash advances of up to $2,500,000 will be allowed for Letters of Credit as long as Borrower maintains a Quick Ratio of 1.50 to 1.00, as outlined in Section VIII.A.1.

      In the case that the Borrowing Base availability is above the outstanding Letters of Credit, cash advances will be allowed against the Borrower Base, over and above the outstanding Letters of Credit, and Borrower will be required to maintain a Quick Ratio of 1.25 to 1.00, as outlined in
      Section VIII.A.1.

      As used herein, "Eligible Accounts" will include those domestic and pre-approved foreign accounts receivable of Borrower which are outstanding less than 90 days from invoice date subject to certain exclusions for contra, US government and inter-company accounts. Approved foreign accounts receivable include the following:

          i.   Foreign accounts receivable that are fully insured.

          ii. Foreign accounts receivable that are backed by a site Letter of Credit whose documents have been reviewed and found acceptable to Imperial and where the issuing bank has been found acceptable to Imperial.

          iii. Foreign accounts receivable that are backed by a usance Letter of Credit whereby the issuing bank and related credit risk has been found acceptable by Imperial.

      Additional foreign accounts receivable will be eligible to the extent they are approved in writing by Bank.

      Any account which alone exceeds 35% of total accounts will have the amount in excess of 35% excluded unless approved in writing by Bank. Notwithstanding, IUSACELL, Alltel, GTE, BAMS, Airtouch, and Southwestco will have no concentration limit.

      Any account 25% or more of which is outstanding over 90 days from invoice date will be excluded in its entirety.

VII.  PRICING

      Interest Rate:  Bank's Prime Rate per annum.

      Facility Fee:  $30,000, due and payable upon acceptance.

VIII. COVENANTS

      A.  Financial Covenants:

          1) Upon closing, Borrower to maintain on a monthly basis unless otherwise noted:

               a) Minimum Quick Ratio of 1.50 to 1.00. Notwithstanding, Borrower shall maintain a Minimum Quick Ratio of 1.25 to
                    1.00 as long as Borrowing Base supports cash advances over and above the outstanding Letters of Credit.

               b) Minimum Tangible Net Worth of $12,500,000 plus 50% of any equity or subordinated debt raised by Borrower.

               c)   Maximum Total Liabilities to Tangible Net Worth of 1.50 to
                    1.00.

               1 "Adjusted Quick Ratio" is defined as cash plus accounts receivable divided by current liabilities less deferred revenue and current portion of indebtedness fully subordinated to the debt due to Bank.

               2 "Tangible Net Worth" is defined as the financial statement net worth of the Borrower prepared in accordance with GAAP less intangible assets plus indebtedness fully subordinated to the debt due to Bank.

               3    "Total Liabilities" is defined as all the Borrower's
                   liabilities except for the indebtedness fully subordinated to the debt due to the Bank

      B.  Borrower to provide Bank prior to a Initial Public Offering:

          1) Unqualified audited financial statements within 120 days after each fiscal year.

          2) Company prepared monthly financial statements and Compliance Certificate within 30 days after the end of each month.

          3) Monthly aging of accounts receivable and accounts payable with Borrowing Base Certificate within 30 days after the end of each month.

          4) Operating budgets, annual budgets and forecast within 30 days of fiscal year end.

          5)   Other financial information that the Bank may reasonably request

      C.  Borrower to provide Bank after the Initial Public Offering:

          1) Unqualified audited financial statements and 10-K within 5 days of standard SEC filing date of 10-K.

          2) 10-Q and Compliance Certificate within 5 days of standard SEC filing date of 10-Q.

          3) Company prepared monthly financial statements and Compliance Certificate within 30 days after the end of each month.

          4) Monthly aging of accounts receivable and accounts payable with Borrowing Base Certificate within 30 days after the end of each month.

          5) Operating budgets, annual budgets and forecast within 30 days of fiscal year end.

          6)   Other financial information that the Bank may reasonably request.

      D.  Other Covenants:

          1) Upon review of the Bank's services Borrower will exercise best efforts to establish its primary banking accounts at the Bank, provided that Bank's services are satisfactory to Borrower.

          2)   Without Bank's prior approval, Borrower shall not:

               a. Enter into any mergers or acquisitions, except for non-cash transactions not resulting in change in control and the Borrower is the surviving entity.

               b.   Major debt agreements except for:

                    i.   Debt existing at the closing of this loan.

                    ii.  Debt secured by a lien for the purchase of equipment.

                    iii. Subordinated Debt, which must be approved by the Bank, and appropriate Subordination Agreements and Inter-Creditors Agreements must be executed.

                    iv.  Other Debt not to exceed $500,000.

                    v. Debt to trade creditors incurred in the ordinary course of business.

               c.   Repurchase stock or pay cash dividends.

               d.   Hypothecate assets.

               e. Loan money or guarantee loans of others, except to wholly-owned subsidiaries in the ordinary course of business. Notwithstanding, such loans or guarantees shall not exceed $2,500,000 in the aggregate.

          3) Borrower shall provide Bank proof of insurance on all tangible corporate assets and a Lender's Loss Payable Clause with Bank as loss payee.

          4) Borrower shall notify Bank in writing of any legal action commenced against it which may result in damages over $50,000. Borrower shall provide Bank with such notice immediately upon Borrower's receipt of notice of such legal action.

          5) Borrower shall pay Bank a $250 documentation fee at the closing of transaction.

IX.   OTHER CONDITIONS

      A. Prior to cash advances over $500,000 against the Line, Bank shall conduct an initial collateral audit by Bank's designated agent at Borrower's expense, with results satisfactory to Bank. Thereafter, Bank shall conduct annual collateral audits by Bank's designated agent at Borrower's expense, with results satisfactory to Bank.

      B. All reasonable expenses of Bank for legal fees, documentation fees, UCC searches and filing fees, and all other costs involved with documenting and enforcing the loans, including the expenses of Bank's outside counsel, shall be borne by the Borrower, whether or not the Credit Facilities close.

This letter is provided solely for your information and is delivered to you with the understanding that neither it nor its substance shall be disclosed to any third person, except those who are in confidential relationship with you, or where the same is required by law.

If the terms set forth above are acceptable to you, please so indicate by signing and returning the original of this letter to us. The loan fees of $30,000 and the documentation fee of $250, all referred to above, will be
payable at the signing of definitive loan documents.   Unless a signed copy of
this letter indicating your acceptance has been returned by no later than April 15, 2000, the terms herein will expire and be of no further affect. Upon return of this letter and the payment, the Bank will prepare drafts of definitive loan documents for your review. If you and the Bank do not enter into definitive loan documents, the Bank will refund to you the any amount of the loan fees collected, less any amount for the Bank's expenses for the foregoing.

This letter is intended to set forth the terms of the credit facility currently under discussion between us. It is intended that all legal rights and obligations of the Bank and you would be set forth in the signed definitive loan documents.

On behalf of the Senior Management of the Bank, we are delighted to propose making this credit facility available to Borrower and look forward to a long and mutually rewarding relationship. Please don't hesitate to call if you have any questions or problems.


Sincerely,                             Sincerely,

/s/ Julia Doke                         /s/ James Ellison

Julia Doke                             James Ellison
Assistant Vice President               Senior Vice President & Manager
Imperial Bank                          Imperial Bank
Emerging Growth Industries             Emerging Growth Industries


Accepted and agreed to:

Metawave Communications Corp

By: /s/ John Schaller
   ----------------------------

Title: Controller and Treasurer
      -------------------------

Date: March 23, 2000
     --------------------------